                                                                   EXHIBIT 10.9

-------------------------------------------------------------------------------

                                 RENTAL CONTRACT
                              for commercial space
                                     between

SIEMENS INDUSTRIEPARK KARLSRUHE GMBH & CO. OHG
SIEMENSALLEE 84
76187 KARLSRUHE
                                                              ("LANDLORD")

                                                        and



BRUKER AXS ANALYTICAL X-RAY SYSTEMS GMBH
OSTLICHE RHEINBRUCKENSTR. 50
76187 KARLSRUHE
                                                              ("TENANT")

                                     PART 1

                               SPECIAL PROVISIONS

Section 1      RENTAL OBJECT

1. The landlord is the owner of the property known as Ostliche Rheinbruckenstr. 50, 76187 Karlsruhe.

2. The landlord shall rent the following space to the tenant pursuant to DIN 277:

a.       in the building 5408       316.4 m(2) NGF [net commercial space]
         in the building 5409       932.4 m(2) NGF
         in the building 5410       342.7 m(2) NGF
         (Appendix 1)

b.       10 automobile parking spaces on the land surrounding the buildings.

The tenant shall have no claim to assignment of specific parking spaces on the land surrounding the buildings.

The area of the rental object shall be agreed to consist of the listed m(2). If the actual size differs from the agreed size, the contracting parties may not request an increase or decrease of the rental rate listed in Section 4 of the Special [Agreement] part of this contract, if the deviations are insignificant relative to the entire rented area.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [**] AND FILED SEPARATELY WITH THE COMMISSION.

3. The rental object includes the common areas shared by the tenant (hallways, staircases, etc.) and secondary use areas (toilets, cloakrooms, etc.). The landlord shall have the right to undertake structural modifications, regardless of the concurrence of the tenant, to such included land and building areas, which are not designated for the exclusive utilization by the tenant or which are not required for use of or access to the rental object.

4. The rental object is identified on the attached map (Appendix 1a). The areas of exclusive use by the tenant as defined in Paragraph 2 are shown in red, the areas of common use as defined in Paragraph 3 are shown in green.

The spatial division of the rental object is shown in the floor plans included as Appendix 1b.

5. Transfer documentation shall be prepared for the transfer of the rental objects listed in Paragraph 2a to describe the condition of the rental object. The transfer documentation shall be the binding description of the condition of the rented areas at the time of transfer.

Section 2      RENTAL PURPOSE

1. The tenant shall be entitled to use the rental object for commercial purposes.

The tenant shall bear exclusive responsibility for the fulfillment of conditions or procurement of permissions regarding the type of use and/or the commercial activities of the tenant.

The landlord warrants that the rental object may be used for commercial purposes.

2.  The tenant may use the rental object only for production and storage.

Any change in use shall require the written prior consent of the landlord.

Section 3      DURATION OF THE RENTAL ARRANGEMENT, OPTION

1. The rental arrangement shall begin on Oct. 1, 1997, and terminate on Sep. 30, 1998, with no requirement for prior notice of cancellation.

2. The landlord stands ready to extend the rental arrangement according to Paragraph 1 with the conditions of this rental contract until Sep. 30, 2001, (option), if the tenant so indicates by notifying the landlord in writing no later than June 30, 1998 (3 months prior to the end of the rental arrangement). However, an extension of the rental arrangement shall be possible only if the landlord is not limited in the economic use of the remaining areas of the rented buildings by virtue of an extension of the contractual period for the present rental areas.

3.  The right to extraordinary termination shall not be affected.

If the rental arrangement is terminated through immediate cancellation by the landlord, the tenant shall be obligated to reimburse the landlord for the resulting damages incurred. In particular, the tenant shall be required to pay as compensation for damages an amount corresponding to the rent exclusive of utilities and heat and those ancillary costs that do not vary with use levels until the end of the rental period agreed in Paragraph 1, unless the rental object is otherwise rented.

In an instance of subletting at lower rent than agreed, the tenant shall be obligated to pay the difference between the agreed and the actually obtained rent exclusive of utilities and heat.

Section 4      RENTAL PAYMENT

1. The monthly rent for the rental object at the time of initiation of the rental shall be set at

                  DEM 17,010.75.

The payment consists of:


a.  Rent exclusive of utilities and heat (rent)      DEM 7.00 per m(2)     DEM 11,140.50
b.  Prepayment of operating costs / flat-            DEM 3.50 per m(2)     DEM 5,570.25
         rate payment for operating costs
         (excluding user-specific costs for
         operation)
c.  10 parking spaces                                DM 30.00 each space   DM 300.00

The specific components of the amount shown above are identified in Appendix 1.

The tenant has chosen rental subject to value added tax.
Consequently, in addition to the rent, operating costs, heating costs, and prepayments, the tenant shall also be obligated to pay the currently applicable value added tax. The amount for currently applicable value added tax, in percentage terms and absolute amounts, shall be identified to the tenant on the bank transfer documentation. The value added tax is currently 15%, thus the current payable monthly amount is
                  DEM 19,562.36.
The areas included in the rental as defined in Section 1 Paragraph 3 are already included in the rent excluding utilities and heat as shown in Paragraph 1a.

2. Prepayment of the operating costs and heat pursuant to Paragraph 1b covers all costs as defined in Appendix 3 to Section 27 of the 2nd
BERECHNUNGSVERORDNUNG [Ordinance on Computation] (Appendix 2) to this contract, as well as other ancillary costs.

Both parties understand that the list of costs identified in Appendix 3 to
Section 27 of the 2nd Ordinance on Computation has been prepared for residential use and must therefore be understood in a broader sense to correspond to commercial usage (examples: operating, cleaning and maintenance costs for fire prevention, air conditioning, freight elevators, traffic control and barriers, video camera system, security technology, security lighting, etc.).

If no measurement units have been installed or the type of operational cost is not measurable, then billing of the resulting charges shall be prorated in proportion of the area of the rental object to the area(s) of the entire building(s) in the location.

The tenant understands that the buildings are not design for use by multiple tenants and therefore accepts the above allocation scheme.

The landlord may combine properties and buildings into operating cost units. He may modify the distribution scheme and the formation of operating cost units pursuant to Section 315 of the German Civil Code.

The operating costs and the costs for heat shall be billed on a yearly basis (billing year from Oct. 1 to Sep. 30). The billing shall occur within 12 months.

User-specific operating costs (e.g. energy, cleaning, etc.) shall be billed separately and are not included in the prepayment of operating costs under Paragraph 1b.

3. The amount payable shall always be due in advance by the third working day of each month.

Bank:                      Deutsche Bank Karlsruhe
Bank routing number:       [**]
Account number:            [**]
Purpose:                   Monthly rent for Bruker AXS

If the tenant is in arrears with payment of the rent according to Paragraph 1, then late interest at 4% above the then current discount rate of the Deutsche Bundesbank shall be due and payable, unless the tenant can prove that the damages incurred by the landlord are lower. The right to assert additional late damages shall be reserved.

4. If additional ancillary costs arise as a required result of statutory regulations during the course of the rental arrangement, these may be charged to the tenant as permitted according to reasonable discretion under Section 315 of the German Civil Code.

[**] INDICATES THAT INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Section 5 ADJUSTMENT OF THE RENT EXCLUDING UTILITIES AND HEAT AND ADJUSTMENT DURING OPTION PERIOD

1.  Changes in net rent excluding utilities and heat

If the tenant exercises the option during the period specified in Section 3 Paragraph 2, a new rental rate for the period of the option must be accepted at least three months prior to the end of the rental arrangement according to
Section 3 Paragraph 1.

2.  Changes in prepayments

The landlord shall determine the amount of the prepayments according to his reasonable discretion based upon the operating costs (Section 4 Paragraph 1b) from the most recent billing statement and the expected changes in costs. Thus, the landlord shall be entitled to raise the monthly prepayments. If the notification of an increase is received by the 15th day of a month, then the increased amount shall be due on the first day of the next month; otherwise, the increased amount shall be due on the first day of the following month. If new operating costs or other ancillary costs are imposed, then the tenant shall be required to pay these costs on a proportional basis; the landlord shall be entitled to increase the prepayment amount accordingly.

3.  Changes in Value Added Tax

The value added tax changes as provided by law, without specific notification by the landlord.

Section 6      SERVICES

1. As in an actual contract for account of third parties, the tenant shall be obligated to utilize the following obligatory services, which are in addition to the ancillary costs listed in Appendix 2 (see Section 4 Paragraph 2):

o Plant security (excluding monitoring of personnel and goods transport)

o Fire protection

The costs of fire protection are included in the prepayment for operating costs.

2. The tenant may enter into other contracts between the provider of a service and the tenant regarding the provision of other services at the location (not to exceed the period of the rental contract).

Section 7      OTHER AGREEMENTS

1. The parties to the rental contract have agreed to a flat-rate amount for operating costs as defined in Appendix 2 to this contract according to Section 4 Paragraph 1b for the duration of the rental arrangement from Oct. 1, 1997, to Sep. 30, 1998. As a modification of Section 4 Paragraph 2, it is agreed that there shall be no billing for operating costs for this time period and that the costs shall be paid in full by the flat-rate payment for operating costs.

If the tenant exercises the option during the period specified in Section 3 Paragraph 1, the flat-rate payment for operating costs during the period of the option shall be modified into a prepayment for operating costs. When the landlord determines the level of prepayments for operating costs for the period after Oct. 1, 1998, he shall base that determination on the actual costs that apply at the location at that time or that are expected to apply. The billing and changes in prepayments during the period of the option shall be subject to the provisions stipulated in this contract.

2. The rental arrangement may be terminated by the tenant without notice during the contractual period pursuant to Section 3 Paragraph 1, if the tenant initiates a new rental of space of roughly equal size within the Siemens Industriepark Karlsruhe.

Section 8      SEVERABILITY CLAUSE

Should one or more provisions of the general and/or special part of this contract, including its Appendixes, be or become void, the validity of the remainder of the contract shall not be affected. In such a case, the parties to the contract agree to replace the void provision by a valid provision that approximates to the extent possible the object and economic significance of the void provision.

The same procedure must be used if a gap in coverage requiring amendment becomes evident in the performance of this contract.

In the event of conflicts between the special and the general provisions of this contract, the special provisions shall have priority.


                                     PART 2

                               GENERAL PROVISIONS

Section 1      SUPERFICIAL REPAIRS

1. The tenant agrees to treat the rental object and the common use areas with diligence and customary care.

2. The tenant shall be obligated to undertake any required superficial repairs (painting walls, doors, door frames, ceilings and radiators) in a professional manner at regular intervals throughout the rental period. Wall-to-wall carpets, doors and door frames, and ceiling elements (cover plates, sheet metal wall elements, etc.) must be cleaned appropriately, depending on the degree of soiling. The tenant shall be liable for damages due to inappropriate care, treatment or use, unless the landlord caused the damage.

3. The tenant shall also be obligated to replace broken window glass panes at his own expense. This does not include damage caused by lightning, fire or explosion, which shall be covered by the building insurance carrier.

4. Section 16 Paragraph 2 applies for termination of the rental arrangement.

Section 2      MINOR REPAIRS AND MAINTENANCE

The tenant must perform minor repairs so long as the ancillary costs do not exceed DM 1,000.00 plus currently applicable VAT in each case, and if the net repair amounts for each year do not exceed a net rental payment for one month.

Section 3      LIABILITY, TRAFFIC SAFETY

1. The tenant shall be liable for all damages and expenditures incurred by the landlord due to the actions of the tenant or the actions of persons who come into contact with the rental object at the behest of the tenant (staff, guests, customers, workmen working on his behalf, delivery personnel, etc.). The tenant shall also be liable for damages caused by negligence in the use of water, electricity, fire, or electrical systems (for example, by overloading the circuits), by deficient precautions to prevent break-ins, or through failure to fulfill other duties of tenants.

2. The tenant must inform the landlord promptly regarding damage to or deficiencies of the rental object (see also Appendix 3 - Building Rules and Procedures). If the tenant neglects to so notify, he shall be responsible for the resulting damages.

3. The tenant shall be obligated to ensure traffic safety in the areas of the rental object under his exclusive control. The tenant shall be obligated to hold the landlord harmless from claims by third parties in such areas. The landlord shall be obligated to ensure traffic safety in areas of common use, such as staircases, exits, parking areas, etc., and he shall allocate the costs to the tenants sharing such common areas in proportion of the floor area of the rental object to the total area of the building / location / parking lot.

4. The landlord shall be liable to the tenant only for those damages incurred by the tenant that are due to willful misconduct or gross negligence on the part of the landlord, an employee of the landlord, or an agent of the landlord (e.g. caretaker, workman undertaking a repair) acting on behalf of the landlord.

5. If the supply of electricity, natural gas, water, or waste water flow is interrupted for a reason not caused by the landlord or is modified to the detriment of the tenant (supply problems), or if floods and other catastrophes occur due to force majeure, the tenant shall have no right to derive a claim against the landlord from such occurrences.

Section 4      WARRANTY

The tenant accepts the rental object in its current condition and location.

The warranty of the landlord shall be limited to deficiencies that were listed in the transfer documentation at the time of transfer and to those that were not visible by the tenant, even with ordinary care.

No assurances are made regarding specific qualities of the rental object.

Section 5      INSURANCE

1. The landlord shall insure the rental object against damage from fire and burning. The costs for this coverage shall be borne by the tenant in accordance with Appendix 3 to Section 27 of the 2nd Ordinance on Computation (see Part 1
Section 4 Paragraph 2, Appendix 2, of this contract). Any increased insurance premiums on the rental object or the building housing the rental object, including possibly also adjacent buildings, that are due to the nature of the business operated by the tenant, shall also be borne by the tenant. The tenant shall be obligated to inform the landlord completely and on a timely basis regarding the occurrence of any circumstances that could increase risks. If he neglects to so inform, he shall be liable to the landlord for any resulting damages. If the insurance carrier demands specific conditions, the tenant shall be obligated to fulfill these conditions.

2. The tenant shall be obligated to obtain insurance against breaking and entering, theft including vandalism, as well as business liability insurance, including specifically insurance against risks deriving from use of environmentally dangerous and water-polluting substances. The insurance coverage of the business liability insurance must be DM 2 million for damages to persons and property and DM 100,000.00 for damage to assets, if the business is purely an office or an operation with no risks of any kind. All other operations of the tenant must be insured for at least DM 7.5 million for damages to persons, property, and assets. The tenant shall be obligated to keep the insurance coverage in force throughout the rental arrangement and to provide proof of coverage to the landlord upon demand.

Section 6      STRUCTURAL MODIFICATIONS BY THE TENANT

1. Structural modifications and changes to the technical infrastructure of the building or buildings shall be permitted only with the prior written consent of the landlord. The landlord may withhold his consent only for good cause.

2. The contracting parties must agree in writing prior to the execution of such construction measures whether such modifications may remain in place at the end of the rental arrangement or whether the tenant must reestablish the original condition of the rental object.
If no written agreement is reached, then the original condition must be reestablished at the end of the rental period if the landlord so demands.

3. Otherwise, the tenant shall be entitled to furnish the rental object with his own equipment and apparatus at his own cost, in consultation with the landlord. The tenant shall be obligated to produce this equipment and apparatus in technically flawless condition, to remove the same after the end of the rental arrangement, and to reestablish the original condition, unless the contracting parties have agreed otherwise in writing.

For any measure carried out by the tenant, he shall be obligated to restore the surrounding area to an orderly condition and, in particular, to close any breached fire protection walls.

4. The tenant may affix his name sign to the rental object and may mount directional signs of normal size in the outer area of the location upon consultation with the landlord (regarding location and size).

5. The tenant shall be obligated to adhere to the instructions of the landlord regarding design, placement and finish of the company sign, signage in the outer area, and signs inside the building.

6. The tenant shall bear sole responsibility for adherence to statutory requirements and the procurement of zoning and other permits.

7. The tenant may produce additional keys at his own cost only with the permission of the landlord or the designated key administrator (the number of distributed keys is shown in the key register of the site administrator). These additional keys must also be surrendered at the end of the rental period.

Section 7      IMPROVEMENTS AND STRUCTURAL MODIFICATIONS BY THE LANDLORD

1. The landlord may undertake improvements, repairs and structural changes required to maintain the rental object, prevent impending danger, or repair damage, even without the consent of the tenant. The tenant shall be required to provide access to any rooms involved in such actions and may not impede or delay the execution of such work.

2. Unless clear and present danger exists, the scheduling of such work shall be discussed with the tenant on a timely basis prior to the execution of such work.

3. If the measures of Paragraph 1 temporarily impede use of the rental object, the tenant may claim only those damages that the landlord accepts or that are fixed by law as to cause and amount.

Section 8      ACCESS OF THE LANDLORD TO THE RENTAL OBJECT

The landlord or his agents may enter the rental object after timely advance notification if there is suspicion of use contrary to the provisions of the contract or negligence in the duty to exercise proper care, after a deficiency of the rental object has been noted, to read meters, or for other significant reason. If clear and present danger exists, then the landlord or his agents may enter the rental object at any time.

If notice to terminate the rental arrangement has been given or if the property is to be sold, the landlord or his agents may inspect the rental object with prospective purchasers or tenants during normal business hours after sufficient notice.

Section 9      BUILDING RULES AND PROCEDURES

1. The building rules and procedures for the property as described in Section 1
Section 1 (Appendix 3) must be observed and complied with.

2. The tenant shall be entitled to use any pathways within the landlord's business premises required for access to the rental object.

Section 10     ENVIRONMENTAL PROTECTION AND SAFETY

1. The tenant shall bear full responsibility for all equipment operated by him with regard to environmental protection and safety. He shall be obligated to assure that his operation does not generate any danger to the surroundings and the environment, with full observance of all statutory and administrative regulations. The tenant shall be obligated at all times, even after the end of the rental arrangement, to provide information requested by the landlord as to whether and where water-polluting substances as defined by the WASSERHAUSHALTSGESETZ [Water Resources Management Act] are or have been used in the rental object or on the property.

2. The tenant shall be liable during and even after the end of the rental arrangement for all damages caused by use of environmentally hazardous substances, specifically water-polluting or soil-polluting substances, during the period of the rental arrangement.

3. The tenant shall also be liable if the contamination of soil, air, groundwater and buildings is noted only after the end of the rental arrangement.

-------------------------------------------------------------------------------

4. The landlord shall be entitled to obtain expert testimony regarding any contamination of soil, groundwater and buildings. The landlord shall be obligated to inform the tenant in writing of the intention to obtain expert testimony and to specify the expert sought. If the tenant does not accept the expert, he shall be obligated to so notify the landlord in writing within 2 weeks after receipt of the notice. In this case, the contracting parties agree to engage the services of a publicly available and sworn expert to be proposed by the President of the Chamber of Industry and Commerce for the district where the property is located. The party identified as the originator of the contamination shall be responsible for the costs of providing the expert testimony. If the originator cannot be identified, the contracting parties shall share the costs in equal parts.

5. The tenant shall be obligated to dispose of waste from operations, particularly special and hazardous waste, at his own expense. Waste may not be stored in the rental object.

6. The tenant shall also be obligated to ensure that vehicles stored by him or his employees do not generate avoidable environmental damages (e.g. by leaking oil or gasoline) and that no waste is brought into the rental object.

Section 11     SUBLETTING

Subletting of the rental object shall be permitted only with the prior written consent of the landlord. The landlord may withhold his consent only for good cause.

Section 12     PROTECTION FROM COMPETITION

There shall be no protection from competition.

Section 13     SALE OF THE RENTAL OBJECT

If the landlord sells the rental object or the property and the purchaser does not fulfill his obligations, then, contrary to the provisions of Section 571
Section 2 BGB [German Civil Code], the landlord shall have no liability of surety for any damages reimbursable by the purchaser.

Section 14     REDUCTION OF RENT, BILLING, RIGHT TO WITHHOLD

The tenant shall not be entitled to offset claims of the landlord arising under this contract with counterclaims, to assert a right to withhold funds, or to reduce the rent, unless the counterclaim or the right to withhold or reduce the rent are mutually agreed as to cause and amount or are determined by force of law. This provision does not invalidate the right of the tenant to assert counterclaims and claims for rent reduction by way of a legal complaint. Moreover, a reduction of the rent shall be possible only for a substantial reduction in usability.

Section 15     USE OF STAFF FOR SERVICES

Employees of the landlord may carry out service activities in the office spaces of the tenant in fulfillment of the provisions of the rental contract. The landlord shall determine in each case which of his employees will be assigned with the performance of such services. The tenant shall not be entitled to instruct these employees regarding the content, timing, and location of such services. The landlord shall instruct his employees to ignore such instructions. Requests, suggestions, complaints etc. must be addressed to the administrator designated by the landlord.

Section 16     RETURN OF THE RENTAL OBJECT

1. The tenant agrees to return the rental object and the common use areas to the landlord in the same condition, except for normal wear and tear, as they existed at the time of transfer at the beginning of the rental arrangement, as documented in the transfer document (Appendix 4).

2. The tenant shall be obligated in any event to undertake superficial or minor repairs prior to return of the rental object. The tenant shall be obligated to use similar colors, materials etc. as were present in the rental object at the beginning of the rental arrangement.

3. The provisions of Section 6 of this contract shall apply to any structural modifications. If the tenant is obligated to remove equipment or carry out any other measures, this work must be completed prior to the end of the rental arrangement.

4. Should any deficiencies remain after return of the rental object and should the tenant be obligated to remedy them under the provisions of this contract, then the landlord shall be entitled, without resorting to a grace period, to initiate repair of these deficiencies, with the costs to be borne by the tenant.

Section 17     CONTINUATION OF USE

If the tenant continues his use of the rental object and the landlord does not object within two weeks, then the rental arrangement shall not be deemed to be extended indefinitely, contrary to the provisions of Section 568 of the German Civil Code.

Section 18     EXTERNAL RELATIONS

The landlord shall act alone in all dealings with governmental authorities, companies that supply utility or waste removal services, etc., in all matters that concern the property, buildings, and location infrastructure, unless he has transferred this function to the building administrator. This does not include matters relating to the type of usage or the business of the tenant.

Section 19     WRITTEN FORM, OTHER MATTERS, VENUE

1. The contracting parties are familiar with the special statutory requirements of Sections 566, 126 of the German Civil Code regarding written form. They mutually pledge to undertake all actions and provide declaration required to satisfy the legal requirements regarding written form, if either party so requests at any time, and to abstain from terminating this contract prematurely by reference to failure to adhere to the legal written form. This applies not only to the main contract itself, but also to amendments, modifications, and augmentation contracts. Ancillary agreements, modifications, and augmentations of this contract must be in writing. Oral agreements have no validity. The contracting parties agree that no ancillary agreements exist.

2. The site plan and other attachments are an integral component of this contract.

The following Appendixes are a material component of this contract:

Appendix 1        Site Plan and Listing of Rental Objects / Sizes with
                  Specification of Contractual Period, Computation of Rent, and Prepayment of Ancillary Costs

Appendix 1a       Site plan

Appendix 1b       Floor Plans

Appendix 2        Appendix 3 to Section 27 of the 2nd Ordinance on Computations

Appendix 3        Building Rules and Procedures

Appendix 4        Transfer Documentation

3. The venue for all obligations and disputes arising from this contract is Karlsruhe.

Karlsruhe, Dec. 2, 1997             Karlsruhe, Dec. 2, 1997
Siemens Industriepark Karlsruhe     BRUKER AXS Analytical X-ray Systems GmbH
GmbH & Co. OHG                      Systems for x-ray analysis

/s/ Illegible                       /s/ Martin Haase
-------------------------------     --------------------------------
Landlord                            Tenant

APPENDIX 1    to rental contract between Siemens Industriepark Karlsruhe GmbH &
              Co. OHG and Bruker AXS Analytical X-ray Systems GmbH / Frasen,
              Ostliche Rheinbruckenstr. 50, 76187 Karlsruhe


----------------------------------------------------------------------
  Basic data                               Determination by Tenant
----------------------------------------------------------------------

Building    Size     Expansion  Rental   Duration  Rental   Duration
Level       in m(2)  factor     space    of        space    of rental
Axis ID 1            for        in m(2)  rental    in m(2)  contract
ID 2                 building            contract           from Oct.
                     (accounts           from               1, 1997 to
                     for                 Oct. 1,            Sep. 30,
                     common              97 to              2000
                     space)









----------------------------------------------------------------------
  540802    278      1,138      316.4    9/30/98   316.4
----------------------------------------------------------------------
  540902    819      1,138      932.4              932.4
----------------------------------------------------------------------
  541002    301      1,138      342.7              342.7
----------------------------------------------------------------------
                                                   10
----------------------------------------------------------------------
Parking    1396               1,501.5            1,401.6
spaces
----------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------------
     Rental Rates / Excluding Utilities and Heat                                       Prepayments       Total
-------------------------------------------------------------------------------------------------------------------------

   Rent at SIK    Rent at SIK excluding utilities and heat,                             Ancillary costs    with
   excluding      contract of 3 years or more                                           and pro-rated      prepayments,
   utilities                                                                            shares             ancillary
   and heat,      1st year (97/98) 2nd year (98/99) 3rd year (99/00) Year 97/98         Prepayment         costs and
   contract of    in DEM /m(2)     in DEM /m(2)     in DEM /m(2)     total rent         (billing           required shares
   less than 2    per month        per month        per month        excluding          according to
   years, in                                                         utilities and      use)
   DEM /m(2)                                                         heat, DEM
   per month                                                         per month          Fiscal year 97/98

                                                                                        Shop/Prepayments
                                                                                        storage per month,
                                                                                        buildings  DEM
-------------------------------------------------------------------------------------------------------------------------
   7.00           7.00                                                2,214.80            3.50   1,107.40   3,322.20
-------------------------------------------------------------------------------------------------------------------------
   7.00           7.00                                                6,526.80            3.50   3,263.40   9,790.20
-------------------------------------------------------------------------------------------------------------------------
   7.00           7.00                                                2,398.90            3.50   1,199.45   3,598.35
-------------------------------------------------------------------------------------------------------------------------
   30.00          30.00                                               300.00              0.00   0.00       300.00
-------------------------------------------------------------------------------------------------------------------------
                                                                     11,140.50                   5,570.25   17,010.75

-------------------------------------------------------------------------------------------------------------------------

                                                                                       ----------------------------------
                                                                                       Value added tax, 15%   2,251.61
                                                                                       ----------------------------------
                                                                                       Total, incl. VAT       19,562.36
                                                                                       ----------------------------------
                                                                                       Monthly debit by AUT 1 EWK RW
                                                                                       ----------------------------------

APPENDIX 1A to Rental Contract


Business premises 1: Building 54                              Floor-space areas HNF/NGF

                                                              Business premises 1
                                                              Building 01-05                   24234/31094
                                                              Building 06-10                   13989/15916
                                                              Building 11-13                   9571/14279
           [diagram of site plan]                             Building 14                      8595/9895
                                                              Building 15                      5884/7676
                                                              Building 16-21                   19452/21519
                                                              Building 22                      5835/7499
                                                              Building 28                      5027/6310
                                                              Building 29                      3377/4955
                                                              Building 30                      567/872
                                                              Building 31                      2914/3100
                                                              Building 32                      954/1241
                                                              Building 33                      2786/3197
                                                              Building 34                      1112/1144
                                                              Building 35                      816/917
                                                              Building 36                      614/614
                                                              Building 38                      1436/1436
                                                              Building 40/41                   929/933
                                                              Building 45                      9196/10635
                                                              Building 46                      2370/3166

Business premises 2: Building 73                              Floor-space areas HNF/NGF

                                                              Business premises 2
                                                              Building 01                      2857/3525
                                                              Building 02                      4990/6147
                                                              Building 03-04                   17569/24062
           [diagram of site plan]                             Building 06-07                   9093/12609
                                                              Building 26                      7440/9165
                                                              Building 28                      7072/7864
                                                              Building 29                      5361/6260
                                                              Building 30                      1970/3447
                                                              Building 36                      1294/1294
                                                              Building 39                      4911/5680

                                                              Total                            182492/226801

[Diagram of Floor Plan]
Proposal Paragraph 1
Used space

APPENDIX 2 to Rental Contract

                             LIST OF OPERATING COSTS
                according to Appendix 3 (to Section 27 Section 1)
                      of the 2nd Ordinance on Computations
                         as promulgated on Oct. 12, 1990

Operating costs are the following costs that accrue continually to the owner (leaseholder) through ownership (leasehold) of the property or through the orderly use of the building or the economic unit, the associated buildings, facilities, equipment, and property, unless they are normally paid by the tenant directly in addition to rent:

1.       PUBLIC CHARGES FOR THE PROPERTY

         This specifically includes real estate taxes, although not a levy on mortgage profits.

2.       COSTS OF WATER SUPPLY

         This includes costs of water consumption, connecting charges, costs of rental or other usage fees for water meters and the costs of their use, including costs for computation and allocation, operating costs of an internal water distribution system for the building, and a water processing plant, including processing materials.

3.       COSTS FOR WATER REMOVAL

         This includes costs for water removal from building and property, costs of operating an appropriate non-public treatment plant, and costs of operating a drainage sump pump.

4.       COSTS

         a. of operating a central heating plant, including the exhaust unit; this includes costs for the fuels consumed and their delivery, costs of operating electricity, operating costs, supervision, and maintenance of the plant, the regular inspection of its operational readiness and safety, including hiring of an expert to clean the unit and the operating area, costs of measurements required by the BUNDES-IMMISSIONSSCHUTZGESETZ [Federal Act on Protection from Emissions], costs for rental or other usage fees for a system for monitoring use, and costs of using a system for monitoring use, including costs for computation and allocation;

         or

         b.       of operating a central fuel supply unit;
                  this includes the costs of fuels consumed and their delivery, costs of the operating electricity and costs for supervision, as well as costs for cleaning the unit and the operating area;

         or

         c. of the independent commercial delivery of heat, including heat from units as defined in Letter a; this includes charges for the delivery of heat and the costs of operating the associated building systems according to Letter a;

         or

         d. of cleaning and maintaining single-story heating systems; this includes the costs of removing water deposits and combustion residues in the system, costs of regular inspection of its operational readiness and safety, including associated adjustments by an expert, and costs of measurements required by the Federal Act on Protection from Emissions.

5.       COSTS

         a. of operating a central hot water supply system; this includes costs of water supply according to Paragraph 2, unless already covered there, and costs of heating the water according to Paragraph 4 Letter a;

         or

         b. of the independent commercial delivery of hot water, including from units as defined in Letter a; this includes charges for the delivery of hot water and the costs of operating the associated building systems according to Paragraph 4 Letter a;

         or

         c.       of cleaning and maintaining water heaters;
                  this includes the costs of removing water deposits and combustion residues in the heaters, and costs of regular inspection of their operational readiness and safety, including associated adjustments by an expert.

6.       COSTS OF COMBINED HEAT AND HOT WATER SUPPLY SYSTEMS

         a. for central heating systems according to Paragraph 2, unless already included there;

         or

         b. of the independent commercial delivery of heat according to Paragraph 4 Letter c and according to Paragraph 2, unless already included there;

         or

         c. for combined single-story heating systems and hot water supply systems according to Paragraph 4 Letter d and according to Paragraph 2, unless already included there.

7.       COSTS OF OPERATING A MECHANICAL ELEVATOR FOR PERSONS OR FREIGHT

         This includes the costs of operating electricity, costs of management, operation, inspection and maintenance of the unit, regular inspection of the operational readiness and safety, including adjustments by an expert and costs for cleaning the unit.

8.       COSTS FOR STREET CLEANING AND TRASH REMOVAL

         This includes the fees charged for public street cleaning and trash removal or the costs of equivalent non-public services.

9.       COSTS OF BUILDING CLEANING AND PEST CONTROL

         The costs for building cleaning include costs for the cleaning of building components used jointly by the residents, such as entrances, hallways, stairs, basements, attics, laundry facilities, and the elevator cabin.

10.      COSTS FOR GARDENING

         This includes the costs for maintenance of garden areas, including the replacement of plants and trees, the care of playgrounds, including the replacement of sand and the care of areas, entrances and driveways not designated for public transit.

11.      COSTS OF LIGHTING

         This includes costs for lighting the property and the jointly used building areas, such as entrances, hallways, stairs, basements, attics, and laundry facilities.

12.      COSTS OF CHIMNEY SWEEPING

         This includes the sweeping fees according to the relevant fee schedule, unless already included as a cost in Paragraph 4 Letter a.

13.      COSTS OF INSURANCE AND LIABILITY INSURANCE

         This includes specifically the costs for insuring the building against fire, storm, and water damage, window glass insurance, liability insurance for the building, the oil storage tank, and the elevator.

14.      COSTS FOR THE BUILDING ENGINEER

         This includes the remuneration, benefits, and all financial payments made by the owner (leaseholder) to the building engineer for his labor, to the extent that this labor does not represent maintenance, repair, renovation, superficial repairs or building administration.

         If work is done by the building engineer, the costs for such work may not be included in Paragraphs 2 to 10.

15.      COSTS

         a. of operating a community antenna system; this includes the costs of operating electricity and the costs of regular inspection of system operation, including adjustment by an expert, or the fees for using an antenna unit not belonging to the economic unit;

         or

         b. of operating a distribution system connected to a broadband cable network; this includes the costs under Letter 1 [sic], also the accruing monthly basic fees for broadband connections.

16.      COSTS OF OPERATING THE WASHING MACHINERY

         This includes the costs of operating electricity, costs of supervision, care and cleaning of the machinery, regular inspection of its operational readiness and safety, as well as costs of water supply according to Paragraph 2, unless already included there.

17.      OTHER OPERATING COSTS

         These are operating costs not listed in Paragraphs 1 to 6, specifically the operating costs of auxiliary buildings, facilities, and equipment.

APPENDIX 3 to the Rental Contract:

BUILDING RULES AND PROCEDURES
Siemens AG, location Karlsruhe

o        Notifications from local management shall apply.

o In the interest of all tenants, you are obligated to maintain order and cleanliness on the property and in the building.

o The STRASSENVERKEHRSORDNUNG [General Traffic Ordinances] apply on all streets and paths on the property.

o In the interest of general safety, instructions of the plant safety staff must be followed.

o The photographing and filming of buildings and equipment not included in the rental object shall require the permission of AUT EWK BB.

o The separation of trash for recycling, as required by the City of Karlsruhe, is mandatory under the regulations of the City of Karlsruhe.

o The identified emergency escape routes and safety equipment must be operational at all times. Escape routes may not be blocked or impeded.

o Forklifts may not operate on double floors, and load limits must be observed.

o At the end of the day, windows must be closed and outside window shades must be retracted.

o The operating hours must be specified to ensure economically optimal operation of our ventilation and air conditioning system. We recommend that lights be turned off at the end of the work day and that electricity-consuming units that are no longer required be unplugged.

o Elevators may not be used inappropriately and must not be overloaded (see load limit sign in elevator cabin). The emergency phone is to be used only in an emergency. Optical sensors may not be disabled (modified, taped over). The elevator must not be used during a fire alarm.

o The fire protection regulations must be observed (BRANDSCHUTZ LEITFADEN DER SIEMENS AG) [Fire Protection Guidelines of Siemens AG]

o        Damage or defects must be reported without delay to AUT 1 EWK BB:

                  Tel.:   0721           595         1175
                          Karlsruhe      Siemens     internal

-------------------------------------------------------------------------------

APPENDIX 4        Transfer Documentation for the Rental Object

         to be supplied later.

-------------------------------------------------------------------------------
1. ADDENDUM TO THE RENTAL CONTRACT OF AUG. 12, 1997
                                               for commercial space
                                                      between

SIEMENS INDUSTRIEPARK KARLSRUHE GMBH & CO. OHG

                                                            ("LANDLORD")

                                                        and


BRUKER AXS ANALYTICAL X-RAY SYSTEMS GMBH
OSTLICHE RHEINBRUCKENSTR. 50
76187 KARLSRUHE
                                                             ("TENANT")

Section 1      RENTAL OBJECT

1. The landlord is the owner of the property known as Ostliche Rheinbruckenstr. 50, 76187 Karlsruhe.

2. The landlord rents space in the property known as Ostliche Rheinbruckenstr. 50, buildings 5428 and 5430 (see Appendix 1a) to the tenant.

Section 2      OPERATING COSTS

1. The flat-fee charge for operating costs shall be modified into an advance payment for operating costs.

The operating costs and the heating costs shall be billed on a yearly basis (billing year from Oct. 1 to Sep. 30). The billing must be completed within 12 months.

2. Starting on April 1, 1998, the tenant shall receive the following additional services to be covered by the operating costs (Appendix 2 to the Rental Contract):

o Security surveillance of the land and buildings after normal working hours.

o Response to alarms at all times (notification, fire alarms, and central office notification)

o        Reception for visitors and Information

-------------------------------------------------------------------------------

Section 3      CHANGE IN RENTAL PAYMENTS

The flat-fee charge for operating costs of DEM 3.50 / m(2) shall be modified into an advance payment for operating costs of DEM 3.43 / m(2), effective Oct. 1, 1998.

That change results in the following payment due starting on Oct. 1, 1998:

Total net amount due                        DEM 92,773.05
Value added tax, currently 16%              DEM 14,843.69
----------------------------------------------------------
Amount payable, including VAT               DEM 107,616.74


Section 4      FINAL PROVISIONS

1. Except for the changes listed above, the stipulations of the main rental agreement shall remain in effect.

2. Appendix 1a (Listing of Rental Objects, Calculation of Rent and Prepayment of Ancillary Costs) contains the rental agreements for buildings 5428 / 5430 and buildings 5407-5410.

3. The venue for all obligations and disputes arising from this contract shall be Karlsruhe.


Karlsruhe, March 23, 1999           Karlsruhe, March 26, 1999
Siemens Industriepark Karlsruhe     Bruker AXS Analytical X-ray Systems GmbH
GmbH & Co. OHG
Siemensallee 64
76187 Karlsruhe

/s/ Illegible                       /s/ Martin Haase
--------------------------------    -----------------------------------
Landlord                            Tenant

APPENDIX 1A          to rental contract between Siemens Industriepark Karlsruhe
                     GmbH & Co. OHG and Bruker AXS Analytical X-ray Systems
                     GmbH
                     Ostliche Rheinbruckenstr. 50, 76187 Karlsruhe


--------------------------------------------------------------------------------------------------------
                                 Basic data                                    Determination by Tenant

--------------------------------------------------------------------------------------------------------
Building     Level   Axis  ID 1   ID 2  Size in    Expansion       Rental     Duration of       Rental
                                        m(2)       factor for      space in   rental contract   space
                                                   building        m(2)                         in m(2)
                                                   (accounts for
                                                   common space)              From       To
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------

5428         01      21                 10         1.245           12.5       10/1/97 9/30/02   12.5
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         01      21    1            12         1.245           14.9       10/1/97 9/30/02   14.9
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      0            D     92         1.245           114.6      10/1/97 9/30/02   114.6
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      1                  171        1.245           212.9      10/1/97 9/30/02   212.9
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      3                  78         1.245           97.1       10/1/97 9/30/02   97.1
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      4                  333        1.245           414.7      10/1/97 9/30/02   414.7
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      4     1            43         1.245           53.6       10/1/97 9/30/02   53.6
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      10                 30         1.245           37.4       10/1/97 9/30/02   37.4
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      10    1            42         1.245           52.3       10/1/97 9/30/02   52.3
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      10    2            52         1.245           64.8       10/1/97 9/30/02   64.8
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      10    3            50         1.245           62.3       10/1/97 9/30/02   62.3
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      11    3            24         1.245           29.9       10/1/97 9/30/02   29.9
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      12                 63         1.245           78.5       10/1/97 9/30/02   78.5
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      13                 55         1.245           68.5       10/1/97 9/30/02   68.5
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      14                 34         1.245           42.3       10/1/97 9/30/02   42.3
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      20                 50         1.245           62.3       10/1/97 9/30/02   62.3
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      20    1            5          1.245           6.2        10/1/97 9/30/02   6.2
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      30                 36         1.245           44.8       10/1/97 9/30/02   44.8
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      30    1            23         1.245           28.6       10/1/97 9/30/02   28.6
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      40                 88         1.245           109.6      10/1/97 9/30/02   109.6
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      40    1            47         1.245           58.5       10/1/97 9/30/02   58.5
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      44                 440        1.245           547.9      10/1/97 9/30/02   547.9
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      44    1            37         1.245           46.1       10/1/97 9/30/02   46.1
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      44    2            60         1.245           74.7       10/1/97 9/30/02   74.7
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         02      54                 19         1.245           23.7       10/1/97 9/30/02   23.7
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      1                  195        1.245           242.8      10/1/97 9/30/02   242.8
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      1     1            99         1.245           123.3      10/1/97 9/30/02   123.3
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      10                 96         1.245           119.5      10/1/97 9/30/02   119.5
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      11                 255        1.245           317.5      10/1/97 9/30/02   317.5
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      11    4            8          1.245           10.0       10/1/97 9/30/02   10.0
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      14                 1,206      1.245           1501.8     10/1/97 9/30/02   1501.8
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      14    1            24         1.245           29.9       10/1/97 9/30/02   29.9
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      14    2            25         1.245           31.1       10/1/97 9/30/02   31.1
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      14    3            28         1.245           34.9       10/1/97 9/30/02   34.9
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      20                 122        1.245           151.9      10/1/97 9/30/02   151.9
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      30                 47         1.245           58.5       10/1/97 9/30/02   58.5
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      40                 74         1.245           92.1       10/1/97 9/30/02   92.1
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      40    1            24         1.245           29.9       10/1/97 9/30/02   29.9
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      40    2            25         1.245           31.1       10/1/97 9/30/02   31.1
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      40    3            24         1.245           29.9       10/1/97 9/30/02   29.9
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      40    4            20         1.245           24.9       10/1/97 9/30/02   24.9
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5428         03      41                 380        1.245           473.2      10/1/97 9/30/02   473.2
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5430         02      4                  872        1.000           872.0      10/1/97 9/30/02   872.0
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5407         02      15           B     19         1.230           23.4       10/1/97 9/30/02   23.4
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5406         02      38                 280        1.230           344.4      10/1/97 9/30/02   344.4
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5406         02      76           B     16         1.230           19.7       10/1/97 9/30/02   19.7
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5409         02      6            A     65         1.230           80.0       10/1/97 9/30/02   80.0
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5409         02      14                 50         1.230           61.5       10/1/97 9/30/02   61.5
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5409         02      21           A     664        1.230           816.7      10/1/97 9/30/02   816.7
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5409         02      21           C     69         1.230           84.9       10/1/97 9/30/02   84.9
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5409         02      21           D     54         1.230           66.4       10/1/97 9/30/02   66.4
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5409         02      21           G     11         1.230           13.5       10/1/97 9/30/02   13.5
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5410         02      31           S     190        1.230           233.7      10/1/97 9/30/02   233.7
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5410         02      31           D     73         1.230           89.8       10/1/97 9/30/02   89.8
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5410         02      3                  25         1.230           30.8       10/1/97 9/30/02   30.8
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5410         02      31           K     74         1.230           91.0       10/1/97 9/30/02   91.0
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5408         01      53           B     50         1.230           61.5       10/1/97 9/30/02   61.5
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
5409         02      21           I     73         1.230           89.8       10/1/97 9/30/02   89.8
------------ ------- ----- ------ ----- ---------- --------------- ---------- ------- --------- --------
Outside parking spaces, building 5428                              80                           80.0
------------------------------------------------------------------ ---------- ------- --------- --------
Outside parking spaces, building 5407-10                           10                           10.0
------------------------------------------------------------------ ---------- ------- --------- --------
Deduction for saved maintenance measures
------------------------------------------------------------------ ---------- ------- --------- --------


-----------------------------------------------------------------------------
              Rental Rates / Excluding        Prepayments          Total
                 Utilities and Heat
-----------------------------------------------------------------------------
Building     Rent at SIK    Total rent    Ancillary costs and   Rent per
             excluding      excluding     pro-rated shares      month, DEM
             utilities      utilities     (flat-rate)
             and heat, in   and heat,
             DM /m(2) per   DEM per       DEM /m(2)
             month          month         DEM per
                                          month      per month
------------ -------------- ------------- ---------- ---------- -------------

5428         13.30          165.62        3.43       42.71      208.33
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          198.75        3.43       51.26      250.00
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          1,523.71      3.43       392.96     1,916.67
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          2,832.12      3.43       730.39     3,562.51
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          1,291.84      3.43       333.16     1,625.00
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          5,515.18      3.43       1,422.33   6,937.51
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          712.17        3.43       183.66     895.83
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          496.86        3.43       128.14     625.00
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          695.61        3.43       179.39     875.00
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          861.223       3.43       222.11     1083.34
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          826.10        3.43       213.56     1041.67
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          397.49        3.43       102.51     500.00
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          1,043.41      3.43       269.09     1,312.50
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          910.92        3.43       234.92     1,145.84
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          563.11        3.43       145.22     708.33
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          828.10        3.43       213.56     1,041.67
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          82.81         3.43       21.36      104.17
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          596.24        3.43       153.77     750.00
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          380.93        3.43       96.24      479.17
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          1,457.46      3.43       375.87     1,833.34
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          778.42        3.43       200.75     979.17
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          7,287.32      3.43       1,879.36   9,166.68
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          612.80        3.43       158.04     770.83
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          993.73        3.43       256.28     1,250.00
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          314.68        3.43       81.15      395.83
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          3,229.61      3.43       832.90     4,062.51
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          1,639.65      3.43       422.86     2,062.50
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          1,589.96      3.43       410.04     2,000.00
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          4,223.33      3.43       1,089.18   5,312.51
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          132.50        3.43       34.17      166.67
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          19,973.88     3.43       5,151.16   25,125.04
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          397.49        3.43       102.51     500.00
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          414.05        3.43       106.78     520.83
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          463.74        3.43       119.60     583.33
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          2,020.58      3.43       521.10     2,541.67
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          778.42        3.43       200.75     979.17
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          1,225.59      3.43       316.07     1,541.67
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          397.49        3.43       102.51     500.00
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          414.05        3.43       106.78     520.83
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          397.49        3.43       102.51     500.00
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          331.24        3.43       85.43      416.67
------------ -------------- ------------- ---------- ---------- -------------
5428         13.30          6,293.59      3.43       1,623.08   7,916.68
------------ -------------- ------------- ---------- ---------- -------------
5430         8.80           7,673.60      3.43       2,990.96   10,664.56
------------ -------------- ------------- ---------- ---------- -------------
5407         7.00           163.59        3.43       80.16      243.75
------------ -------------- ------------- ---------- ---------- -------------
5406         7.00           2,410.80      3.43       1,181.29   3,592.09
------------ -------------- ------------- ---------- ---------- -------------
5406         7.00           137.76        3.43       67.50      205.26
------------ -------------- ------------- ---------- ---------- -------------
5409         7.00           559.65        3.43       274.23     833.88
------------ -------------- ------------- ---------- ---------- -------------
5409         7.00           430.50        3.43       210.95     641.45
------------ -------------- ------------- ---------- ---------- -------------
5409         7.00           5,717.04      3.43       2,801.35   8,518.39
------------ -------------- ------------- ---------- ---------- -------------
5409         7.00           594.09        3.43       291.10     885.19
------------ -------------- ------------- ---------- ---------- -------------
5409         7.00           464.94        3.43       227.82     692.76
------------ -------------- ------------- ---------- ---------- -------------
5409         7.00           94.71         3.43       46.41      141.12
------------ -------------- ------------- ---------- ---------- -------------
5410         7.00           1,635.90      3.43       801.59     2,437.49
------------ -------------- ------------- ---------- ---------- -------------
5410         7.00           628.53        3.43       307.98     936.51
------------ -------------- ------------- ---------- ---------- -------------
5410         7.00           215.25        .043       105.47     320.72
------------ -------------- ------------- ---------- ---------- -------------
5410         7.00           637.14        3.43       312.20     949.34
------------ -------------- ------------- ---------- ---------- -------------
5408         7.00           430.50        3.43       210.95     641.45
------------ -------------- ------------- ---------- ---------- -------------
5409         7.00           628.53        3.43       307.98     936.51
------------ -------------- ------------- ---------- ---------- -------------
Outside      30.00          2,400.00                            2,400.00
parking
spaces,
building
5428
------------ -------------- ------------- ---------- ---------- -------------
Outside      30.00          300.00                              300.00
parking
spaces,
building
5407-10
------------ -------------- ------------- ---------- ---------- -------------
Deduction    -15,000.00                                         -15,000.00
for saved
maintenance
measures
------------ ---------------------------- ---------- ---------- -------------

                          ACKNOWLEDGMENT OF TRANSLATION

                                 August 14, 2001

         The undersigned officer of the Registrant hereby acknowledges on behalf of the Registrant that the foregoing translation of the Lease in Karlsruhe, Germany between Bruker AXS GmbH and Siemens Industriepark Karlsruhe GmbH & Co. oHG is a fair and accurate English translation from German of the original executed agreement.

                                              BRUKER AXS INC.

                                              By: /s/ MARTIN HAASE
                                              ---------------------------------
                                              Martin Haase, President and Chief
                                              Executive Officer